03/08/2006

Ms. Nikora Groomes	Via UPS
Wells Fargo Bank, N.A.	(410) 884-2020
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD
USA 21045-1951

Deutsche Mortgage & Asset Receiving Corp., Commercial Mortgage Pass-
Through Certificates, Series 2005-LP5
Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year, (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge of question as to the status of the Trust's qualifications as a REMIC under the U.S. Code.

/s/ Steven W. Smith	3/8/06
Steven W. Smith
Executive Vice President

    A member of The PNC Financial Services Group
    10851 Mastin P.O. Box 25965 Shawnee Mission Kansas 66225-5965
    www.midlandls.com 913 253 9000 T 913 253 9001 F

cc:

Mr. Frank C. Forelle
ABN AMRO
55 E 52nd St, 6th Floor
New York, New York 10055

Mr. Stephen Hogue
Bank of America Commercial Mortgage Inc.
NC1-027-021-02
214 N Tryson St
Charlotte, NC 28255-0000

Ms. Anna Glick
Cadwalader, Wickersham ft Taft
One World Financial Center
New York, NY 10281-0000

Ms. Angela Vleck
Citigroup Commercial Mortgage Securities Inc
388 Greenwich St, 11th Floor
New York, New York 10013

Mr. Lanie Kaye
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Mr. Lanie Kaye
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Attn: Commercial Mortgage Surveillance Group
Dominion Bond Rating Service Limited
20 North Clark Street
Chicago, IL 60602

Ms. Barbara L. Marik
First Vice President
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603-0000

Attn: Commercial Mortgage Surveillance
Moody's Investor Services, Inc.
99 Church Street, 4th Floor
New York, NY 10007-0000

Mr. Scott Holmes
PNC Capital Markets, Inc.
5605 Carnegie Blvd, 450
Charlotte, North Carolina 28209

Attn: CMBS Surveillance
Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, NY 10041-0000